Exhibit 32.1
Statement of Chief Executive Officer Furnished
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002


     The undersigned, Robert J. Larison, Jr., is the President and Chief Executive Officer of Atlantic Coast Financial Corporation (the "Company").

     This statement is being furnished in connection with the filing by the Company of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 (the "Report").

     By execution of this statement, I certify that to the best of my knowledge:

     A) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)) and

     B) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods covered by the Report.

     This statement is authorized to be attached as an exhibit to the Report so that this statement will accompany the Report at such time as the Report is filed with the Securities and Exchange Commission pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350.

     A signed original of this written statement required by Section 906 has been provided to Atlantic Coast Financial Corporation and will be retained by Atlantic Coast Financial Corporation and furnished to the Securities and Exchange Commission or its staff upon request.



Date: November 26, 2007                 /s/ Robert J. Larison, Jr.
      -----------------                 --------------------------
                                        Robert J. Larison, Jr.
                                        President and Chief Executive Officer